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                                                                   EXHIBIT 21.1


                        DAILEY PETROLEUM SERVICES CORP.
                                AND SUBSIDIARIES
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
Dailey International, Inc.                                              Delaware

Dailey International Sales Corp.                                        Delaware

Columbia Petroleum Services Corp.                                       Delaware

International Petroleum Services Corp.                                  Delaware

Dailey Environmental Remediations                                       Texas
       (formerly Dailey Acquisitions)

Dailey Worldwide Services Corp. (formerly Energy Caribbean Services)    Texas

Worldwide Oil Tool Rentals Ltd. - Cayman                                Cayman

International Oil Tool Rentals Ltd.                                     Cayman

Dailey de Venezuela, S.A. - Venezuela                                   Venezuela

GL/95 Servicos, C.A.                                                    Venezuela

Dailey Limited                                                          Cayman

J.D. Investments Bonaire N.V.                                           The Netherlands

J.D.I. Tool Works B.V.                                                  The Netherlands
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
Air Drilling International, Inc.                                                 Delaware

        Air Drilling Services, Inc. - Wyoming                                   Wyoming

                Canadian Air Drilling Services Ltd.                             Alberta

                        3-D Drilling Tools & Services International Ltd.

                Specialty Testing & Consulting LTD.                             Alberta

                Air Drilling Services de Venezuela                             Venezuela

                Air Drilling Services France - France                           France
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